UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On August 1, 2013, all remaining issued and outstanding shares of 6.00% mandatory convertible preferred stock, Series D, $1,000 per share liquidation preference (the “Series D Preferred Stock”), of Apache Corporation (the “Company”) were mandatorily converted into shares of the Company’s common stock, $0.625 par value. As a result of the mandatory conversion, no shares of Series D Preferred Stock are outstanding. In connection with the conversion and following authorization from the Company’s Board of Directors, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on September 19, 2013, eliminating the Certificate of Designations relating to the Series D Preferred Stock from the Company’s Restated Certification of Incorporation. Upon conversion, all shares of Series D Preferred Stock reverted back to authorized but unissued shares of preferred stock. The Certificate of Elimination is filed herewith as Exhibit 3.1 and incorporated herein by reference.

On September 19, 2013, the Company filed a Restated Certificate of Incorporation, which incorporated into the Company’s Restated Certificate of Incorporation all previous amendments thereto. The Restated Certificate of Incorporation is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of Apache Corporation

3.2	Restated Certificate of Incorporation of Apache Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: September 20, 2013	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Elimination of Apache Corporation

3.2	Restated Certificate of Incorporation of Apache Corporation